SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                          GUARDIAN INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                Harold Ginsburg
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

[GRAPHIC OMITTED]                                           Harold Ginsburg
                                                            President and Chief
                                                            Executive Officer





April 23, 2002

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Guardian International, Inc. (the "Company"), which will be held at the University of Miami School of Business, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida, 33146, on Friday, June 21, 2002, at 1:00 p.m., local time.

The following notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

Item                                                                   Board of Directors Recommended Vote
----                                                                   -----------------------------------
1. To elect eight (8) directors to the Board of Directors.                              FOR

2. To ratify the appointment of McKean, Paul, Chrycy, Fletcher & Co.
as the independent accountants for the Company for the
year ending December 31, 2002.                                                          FOR

We have also included a proxy statement that contains more information about these items and the Annual Meeting.

Only Shareholders of record, as of the close of business on April 18, 2002, will be allowed to attend and vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All Shareholders can vote by written proxy card. Shareholders may also vote in person at the Annual Meeting, as described above.



/s/ Haold Ginsburg
------------------
HAROLD GINSBURG

                          GUARDIAN INTERNATIONAL, INC.
                             3880 NORTH 28TH TERRACE
                          HOLLYWOOD, FLORIDA 33020-1118

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 21, 2002

Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Guardian International, Inc. (the "Company") will be held at the University of Miami School of Business, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida, 33146, on Friday, June 21, 2002, at 1:00 p.m., local time, for the following purposes, as described in the attached Proxy Statement:

         1.       To elect eight (8) directors to the Board of Directors,

         2. To ratify the appointment of McKean, Paul, Chrycy, Fletcher & Co. as the independent accountants for the Company for the year ending December 31, 2002, and

         3. To transact such other business as may properly come before the Annual Meeting.


Admittance to the meeting will be limited to Shareholders. The Board of Directors fixed the close of business on April 18, 2002 as the record date for the determination of Shareholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Accordingly, only Shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

By Order of the Board of Directors,



SHEILAH GINSBURG
Secretary

April 23, 2002

                          GUARDIAN INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 21, 2002

                                 PROXY STATEMENT

This Proxy Statement has been prepared and is furnished by the Board of Directors (the "Board of Directors") of Guardian International, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the University of Miami School of Business, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida, 33146 on Friday, June 21, 2002, at 1:00 p.m., local time, and at any adjournment or postponement thereof for the purposes set forth in the accompanying notice of meeting.

The Company's principal executive offices are located at 3880 North 28th Terrace, Hollywood, Florida 33020-1118.

PROXIES; VOTING SECURITIES

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally, by facsimile or other electronic means and by telephone. In addition to mailing copies of this material to Shareholders, the Company may request persons who hold stock in their names or custody, or in the names of nominees for others, to forward such material to those persons for whom they hold shares of the Company and to request their authority for execution of the proxies. The Company may reimburse such persons for their expenses in connection with such request.

It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to Shareholders on or about April 23, 2002. The Company's Annual Report on Form 10-KSB, including audited financial statements for the fiscal year ended December 31, 2001, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report on Form 10-KSB is not to be regarded as proxy soliciting material.

Only holders of record of the Company's Class A Voting Common Stock, par value $.001 per share (the "Class A Common Stock"), on the books of the Company at the close of business on April 18, 2002, are entitled to vote at the Annual Meeting. On that date, there were 8,096,441 issued and outstanding shares of Class A Common Stock entitled to vote on each matter to be presented at the Annual Meeting. Each Shareholder of record is entitled to one vote for each share of Class A Common Stock held on all matters that come before the Annual Meeting. A majority of these shares of Class A Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

The approval of a plurality of the outstanding shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of the nominees as directors as set forth in Proposal 1. All other proposals shall be decided by majority vote of the outstanding shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. With respect to any other matter to be voted on by Shareholders at the Annual Meeting, abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast at the Annual Meeting on such matter. Broker non-votes will have no effect on the outcome of the vote.

Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting or any adjournment thereof will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares represented by the proxy will be voted:

o        For the election of all nominees for director named in this Proxy
         Statement,

o For the ratification of the appointment of McKean, Paul, Chrycy, Fletcher & Co. as the independent accountants for the Company for the year ending December 31, 2002, and

o In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting and at any adjournment or postponement thereof.

A Shareholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the office of the Secretary of the Company, by executing and delivering to the Company a proxy bearing a later date or appearing at the Annual Meeting and voting in person.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The persons named below and in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. All nominees are currently serving as directors of the Company. To the best of the Company's knowledge, each of the nominees for director is able, and intends, if elected, to serve on the Board of Directors. If, prior to the Annual Meeting, any of the nominees should become unable to serve for any reason, the persons named as proxies will have full discretion to vote for all other persons who are nominated. Each director shall be elected by a plurality of the votes cast. Directors elected at the meeting will serve until the next Annual Meeting until their successors are elected and qualified.

In accordance with the Company's Amended and Restated Bylaws (the "Bylaws"), the number of directors is fixed at eight. The By-Laws provide that each director serves from the date of his or her election until the next Annual Meeting and until his or her successor is elected and qualified. Currently, eight directors are serving on the Board of Directors.

The following individuals are nominated to serve as directors:

                                 HAROLD GINSBURG
                                SHEILAH GINSBURG
                                RICHARD GINSBURG
                                 DARIUS G. NEVIN
                                WILLIAM REMINGTON
                                 DOUGLAS T. LAKE
                                  JOEL A. COHEN
                                 DAVID HEIDECORN

The following table sets forth certain information with respect to each person who is currently a director or executive officer of the Company, and is based on the records of the Company and information furnished to it by such persons. See "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership of each director and executive officer of the Company.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The current directors and executive officers of the Company, their positions with the Company and their ages are as follows:

NAME                                     AGE         POSITION
----                                     ---         --------
Harold Ginsburg (1)                       69         Chairman of the Board of Directors, President and CEO
Sheilah Ginsburg (1)                      63         Director, Secretary, Treasurer
Joel A. Cohen                             62         Director,  Vice  President,  President of Mutual Central Alarm
                                                     Services, Inc.
Richard Ginsburg (1)                      33         Director
David Heidecorn (2),(3)                   45         Director
Douglas T. Lake (2),(3)                   51         Director
Darius G. Nevin (3)                       44         Director
William Remington (2),(3)                 72         Director
Raymond L. Adams                          72         Vice President of Mutual Central Alarm Services, Inc.
Rhonda Ginsburg (1)                       37         Executive Vice President and COO, Florida Operations
Kenneth Wiesenfeld                        31         Vice President of Finance

(1) Harold and Sheilah Ginsburg are married. Richard Ginsburg is their son, and Rhonda Ginsburg is their daughter.
(2)      Member of the Compensation Committee.
(3)      Member of the Audit Committee.

DIRECTORS
---------

HAROLD GINSBURG

Mr. Ginsburg was a co-founder and the President of the Company from its inception in 1993 until August 15, 1996. In April 2001, Mr. Ginsburg was reappointed as President and Chief Executive Officer of the Company. He has served as a member of the Company's Board of Directors since 1993. Mr. Ginsburg is an acknowledged authority on electronic/computer technology security systems and has personally developed high-tech security systems for many well-known regional and national firms. Mr. Ginsburg also has served as a consultant to organizations throughout Latin America and Europe. In addition to being regarded as an international consultant in the alarm service and monitoring industry, he is responsible for the start-up of several successful security companies, including Guardsman Central Security Corporation ("Guardsman"), which he owned and operated from 1983 to 1991. In 1991, Guardsman was sold to Alert Centre, Inc., now owned by ADT Security, Inc.

Mr. Ginsburg does not hold directorships in any other reporting companies.

SHEILAH GINSBURG

Mrs. Ginsburg was a co-founder of the Company. She has served as a Director of the Company since 1993. She is the Secretary and Treasurer of the Company and responsible for human resources and certain administrative functions of the Company. Prior to her participation in the development of the Company, Mrs. Ginsburg was the Vice President/Controller of Guardsman.

Mrs. Ginsburg does not hold directorships in any other reporting companies.

JOEL A. COHEN

Mr. Cohen is Vice President of the Company and President of Mutual Central Alarm Services, Inc. ("Mutual"). Mr. Cohen has served as President of Mutual since March 1989. Mr. Cohen has served on the Company's Board of Directors since November 1998. He holds a B.A. from Brooklyn College and an M.B.A. from LIU in Brooklyn.

Mr. Cohen does not hold directorships in any other reporting companies.

RICHARD GINSBURG

Mr. Ginsburg was a co-founder of the Company and has been a Director of the Company since its inception in 1993. He served as President and Chief Executive Officer of the Company from August 1996 through April 2001 when he resigned from his positions to become President and Chief Executive Officer of Protection One, Inc. ("Protection One"), a public company in the security monitoring business, and a majority-owned subsidiary of Western Resources, Inc. ("Western"). Mr. Ginsburg previously served as Central Station Manager of Guardsman from 1987 to 1990, and Operations Manager for Alert Centre, Inc., another security alarm company, from 1990 to 1992. Mr. Ginsburg received a B.S. in communications from the University of Miami.

Mr. Ginsburg was elected in April 2001 to the Board of Directors of Protection One.

DAVID HEIDECORN

Mr. Heidecorn has been a Director of the Company since May 1999. Mr. Heidecorn is the Chief Financial Officer of Catterton Partners, a growth equity fund. Mr. Heidecorn served as Executive Vice President, Chief Financial Officer and a director of Alarmguard Holdings, Inc. from 1992 until February 1999 when the company was sold to Tyco/ADT. He received his B.A. in Economics from Lehigh University and his M.B.A. in Finance from Columbia University.

Mr. Heidecorn does not hold directorships in any other reporting companies.

DOUGLAS T. LAKE

Mr. Lake has been a Director of the Company since April 1998. Mr. Lake is a Director, and Executive Vice President and Chief Strategic Officer of Western, a public company which, directly and through its wholly-owned subsidiary, maintains a material investment in the Company. From 1995 to 1998, Mr. Lake was Senior Managing Director of Investment Banking with Bear Stearns & Company in New York City. Prior to 1995, he was Managing Director with Dillon Reed & Company in New York City. Mr. Lake holds a B.A. from Trinity College in Hartford, Connecticut and an M.B.A. from Amos Tuck School at Dartmouth.

Mr. Lake also holds a directorship with Oneok, Inc, a public company, and is Chairman of the Board of Protection One.

DARIUS G. NEVIN

Mr. Nevin has been a Director of the Company since October 1997. Mr. Nevin was appointed Executive Vice President and Chief Financial Officer of Protection
One in August 2001. Prior to that appointment, Mr. Nevin was the Chief Financial Officer of the Company, a position he filled from October 1997. For most of the ten years leading up to that time, Mr. Nevin served as Chief Financial Officer of Guard Technologies, Inc., a provider of electronic security systems and services to the commercial market. For the last three years, prior to joining the Company, Mr. Nevin also served as President of Guard Technologies, Inc. Before entering the security industry, Mr. Nevin was a junior partner of Madison Dearborn Partners, at that time the venture capital division of First Chicago Corp. Mr. Nevin holds an A.B. from Harvard University and an M.B.A. from the University of Chicago.

Mr. Nevin does not hold directorships in any other reporting companies.

 WILLIAM REMINGTON

Mr. Remington has been a Director of the Company since 1996. Mr. Remington is a Canadian citizen and resident. For 21 years ending 1998, Mr. Remington was the Director General of the Town of Hampstead, Quebec, Canada. In addition, Mr. Remington has participated in the design and installation of central monitoring stations for alarm monitoring companies located in Montreal, Canada; Kingston, Jamaica; London, England and Florida.

Mr. Remington does not hold directorships in any other reporting companies.

OTHER EXECUTIVE OFFICERS
------------------------

RAYMOND L. ADAMS

Mr. Adams is Vice President of Mutual. He has served as Vice President of Mutual since January 1991. Mr. Adams holds a B.A. from Syracuse University.

RHONDA GINSBURG

Ms. Ginsburg assumed the position of Executive Vice President and COO, Florida Operations, of the Company in July 2001. For most of the prior sixteen years, Ms. Ginsburg served in management and sales positions for various broadcasting companies. From 1999-2001, Ms. Ginsburg was at USA Broadcasting as Vice President and General Manager of WAMI-TV, as well as Vice President of Sales. From 1993 to 1998, Ms. Ginsburg was employed by the National Broadcasting Company ("NBC") as the Sales Manager for television station WTVJ in Miami, and represented the NBC's Television Station Division in New York. Ms. Ginsburg holds a B.A. from the University of Miami, and an M.S. in telecommunications and management from Barry University, Miami, Florida.

KENNETH WIESENFELD

Mr. Wiesenfeld joined the Company as Vice President of Finance in April 2001. For the previous two years, Mr. Wiesenfeld served as Director of Business Planning for Security Technologies Group, Inc. (STG"), a provider of electronic security systems and services to the commercial market. Prior to STG, Mr. Wiesenfeld worked for six years at Sensormatic Electronics in a variety of financial roles. Mr. Wiesenfeld is a licensed CPA and also worked for a predecessor of PriceWaterhouseCoopers. Mr. Wiesenfeld holds a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania.

                               BOARD OF DIRECTORS

NOMINATION OF CERTAIN DIRECTORS

The Company is a party to a Stockholders Agreement dated October 21, 1998 (the "Stockholders Agreement") with Harold, Sheilah, Richard and Rhonda Ginsburg (collectively, the "Ginsburgs") and Westar Investments, Inc. ("Westar"), a wholly-owned subsidiary of Western, and its affiliates pursuant to which the Ginsburgs are authorized to nominate three Directors to the Company's Board, provided certain share ownership requirements are satisfied. As of April 8, 2002, the Ginsburgs satisfy these requirements and have nominated Harold, Sheilah and Richard Ginsburg to the Board.

Under the Stockholders Agreement, Westar and its affiliates have the right to nominate a maximum of two directors to the Board based on the percentage of their aggregate ownership of Class A Common Stock issuable upon conversion of their shares of Series D Preferred Stock. As of April 8, 2002, Westar and its affiliates are not authorized to nominate any directors to the Board because they have not elected to convert their shares of Series D Preferred Stock.

COMPENSATION OF DIRECTORS

The Company compensated David Heidecorn, Douglas Lake and William Remington for serving as directors of the Company. In April 2001, Mr. Heidecorn received an option to purchase 25,000 shares of the Company's Class A Common Stock, which has an exercise price of $.72 per share and vests in equal installments over four years. Messrs. Lake and Remington each received an option to purchase 10,000 shares of the Company's Class A Common Stock on the same terms. In addition, Messrs. Heidecorn and Remington each received $1,500 for each meeting of the Board of Directors they attended.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 2001. The Board of Directors has a Compensation Committee and an Audit Committee of which Messrs. Remington, Lake, and Heidecorn serve as members. On March 18, 2002, Darius Nevin was elected to serve as a member of the Audit Committee. The functions of the Compensation Committee include reviewing and approving the executive compensation program for the Company and its subsidiaries; assessing executive performance; making grants of salary and annual incentive compensation; and approving certain employment agreements. The functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants; to review with management and the independent accountants the plans for and results of each audit engagement; to approve professional services provided by the independent accountants and to review the independence of the independent accountants, the accounting and financial policies and practices, the audit scope, and the adequacy of internal accounting controls. During the fiscal year ended December 31, 2001, the Audit Committee met four times and the Compensation Committee did not hold a meeting. Members of the Compensation Committee, however, informally considered various compensation issues that were subsequently addressed by the Board of Directors as a whole.

REPORT OF THE AUDIT COMMITTEE (1)

The Audit Committee consists of Messrs. Heidecorn, Lake, Nevin, and Remington all of whom meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors has not adopted a written charter for the Audit Committee. Messrs. Lake and Remington have served as members of the Audit Committee since 1998. Messrs. Heidecorn and Nevin were elected to the Audit Committee in 1999 and 2002, respectively.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001 with management and with the Company's independent accountants, Arthur Andersen LLP ("Arthur Andersen"). The Audit Committee has discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Arthur Andersen their independence. The Company received a written letter from Arthur Andersen required by recent rules promulgated by the Securities and Exchange Commission (the "SEC") regarding the audit of the Company's financial statements for the fiscal year ended December 31, 2001. Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the SEC.

                           AUDIT COMMITTEE
                           David Heidecorn, Chairman
                           Darius G. Nevin
                           Douglas T. Lake
                           William Remington

(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

                                   PROPOSAL 2
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

The firm of Arthur Andersen served as the Company's independent accountants for the year ended December 31, 2001. On April 9, 2002, the Board of Directors of the Company unanimously appointed McKean, Paul, Chrycy, Fletcher & Co. as the independent accountants of the Company for the fiscal year ending December 31, 2002, replacing Arthur Andersen. The appointment of McKean, Paul, Chrycy, Fletcher & Co. is being submitted to Shareholders for ratification at the Annual Meeting. Representatives of McKean, Paul, Chrycy, Fletcher & Co. will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Representatives of Arthur Andersen will not be available at the Annual Meeting.

Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B.


During the two years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult McKean, Paul, Chrycy, Fletcher & Co. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

COMPENSATION OF INDEPENDENT ACCOUNTANTS

During fiscal year 2001, the Company retained its independent accountants, Arthur Andersen, to provide services in the following categories and amounts:

          ---------------------------------------------------------------------------------------
          Audit Fees                                                                 $80,000
          ---------------------------------------------------------------------------------------
          Financial Information Systems Design and Implementation Fees               $     0
          ---------------------------------------------------------------------------------------
          All Other Fees                                                             $14,554
          ---------------------------------------------------------------------------------------

The Audit Committee has considered whether the provision of such non-audit services by Arthur Andersen is compatible with maintaining auditor independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF MCKEAN, PAUL, CHRYCY, FLETCHER & CO. AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership as of April 8, 2002 of Class A Common Stock by (i) each Director of the Company; (ii) the Named Executive Officers (as defined below); (iii) all directors and Named Executive Officers (as defined below) of the Company as a group; and (iv) any person (including any "group") known by the Company to be the beneficial owner of more than 5% of Class A Common Stock. On April 8, 2002, there were 8,096,441 shares of Class A Common Stock issued and outstanding.

                                                                Amount and Nature of             Percent of
                                                                --------------------             ----------
Name and Address of Beneficial Owner                          Beneficial Ownership (1)           Class (1)
------------------------------------                          ------------------------           ---------

Harold and Sheilah Ginsburg (2), (3)                              1,808,666  (4)                    22.3

Joel A. Cohen (5)                                                   285,517  (6)                    3.5

Richard Ginsburg (3)                                                743,896  (7)                    9.1

David Heidecorn (8)                                                  76,250  (9)                    *

Douglas T. Lake (16)                                              1,327,167  (10)                   14.1

Darius G. Nevin (2)                                                 212,000  (7)                    2.6

William Remington (2)                                                47,500  (11)                   *

All Directors and Executive Officers as a Group (12)              4,500,996                         45.8

5% SHAREHOLDERS:

Raymond Adams (5)                                                   466,349  (7)                    5.7

Rhonda Ginsburg (3)                                                 634,245                         7.8

Heller Financial, Inc. (13)                                         634,035  (14)                   7.3

Estate of Norman Rubin (15)                                         501,827                         6.2

Western Resources, Inc. (16)                                      3,806,000  (17)                   32.0

David C. Wittig (16)                                              2,082,666  (18)                   20.5

* Represents less than 1% of outstanding Class A Common Stock.


(1) Unless otherwise indicated, the Company believes that each Director, Named Executive Officer and more than 5% beneficial owner listed in this table has sole voting and investment power or the right to acquire such power within 60 days with respect to such shareholder's shares. For purposes of computing the percentage of the class of Class A Common Stock held by each person listed in the in this table, any shares which such person has or has the right to acquire on or within 60 days after April 8, 2002 are deemed to be outstanding for such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) The address of such Shareholder is c/o the Company, 3880 North 28th Terrace, Hollywood, Florida 33020-1118.
(3) Harold and Sheilah Ginsburg are married. Richard Ginsburg is their son, and Rhonda Ginsburg is their daughter (collectively, the "Ginsburgs"). As of April 8, 2002, the Ginsburgs held an aggregate of 38.9% of the outstanding Class A Common Stock.

(4) Includes 1,717,066 shares owned jointly by Harold and Sheilah Ginsburg as tenants by the entirety.
(5) The address of such Shareholder is c/o Mutual Central Alarm Services, Inc., 10 West 46th Street, New York, New York, 10036.
(6) Includes 80,000 shares that may be purchased pursuant to options that are currently exercisable.
(7) Includes 100,000 shares that may be purchased pursuant to options that are currently exercisable.
(8) The address of such Shareholder is c/o Catterton Partners, 7 Greenwich Office Park, Greenwich, Connecticut, 06830.
(9) Includes 66,250 shares that may be purchased pursuant to options that are currently exercisable.
(10) Includes 77,500 shares that may be purchased pursuant to options that are currently exercisable. Also includes 1,178,999 shares issuable upon conversion of (i) 3,537 shares of Series D Preferred Stock linked to the restricted share units granted by Western as incentive compensation to Mr. Lake, and subject to certain vesting conditions, including the achievement of certain share price appreciation goals with respect to Western's common stock (such shares of Series D Preferred Stock are currently held in the name of Western and issuable if and when these vesting conditions are satisfied) and (ii) 212 shares of Series D Preferred Stock issued as payment in kind dividends through April 8, 2002.
(11) Represents 47,500 shares that may be purchased pursuant to options that are currently exercisable.
(12) Includes Mr. Harold Ginsburg, Mrs. Sheilah Ginsburg and Messrs. Joel Cohen, Richard Ginsburg, David Heidecorn, Douglas Lake, Darius Nevin and William Remington.
(13) Heller Financial, Inc. ("Heller") is the sole holder of all of the outstanding shares of Class B Non-Voting Common Stock, which is currently convertible into an equal number of shares of Class A Common Stock. Heller was acquired by GE Capital, a wholly-owned subsidiary of General Electric, on October 25, 2001. The address for Heller is 500 West Monroe Street, Chicago, Illinois, 60661.
(14) Represents the number of shares issuable upon conversion of 634,035 shares of Class B Non-Voting Common Stock.
(15)     The address for such Shareholder is 543 Fairway Drive, Woodmere, NY
         11598.
(16) The address for such Shareholder is c/o Western Resources, Inc. 818 S. Kansas Avenue, Topeka, Kansas 66601.
(17) Represents the number of shares issuable upon conversion of 11,418 shares of Series D Preferred Stock, which includes: (i) 870 shares of Series D Preferred Stock held by Westar, a wholly-owned subsidiary of Western and (ii) 10,548 shares of Series D Preferred Stock linked to the restricted share units granted by Western as incentive compensation to certain of its executive officers (including David C. Wittig and Douglas T. Lake), and subject to certain vesting conditions, including the achievement of certain share price appreciation goals with respect to Western's common stock (such shares of Series D Preferred Stock are currently held in the name of Western and issuable if and when the vesting conditions are satisfied).
(18) Represents the number of shares issuable upon conversion of 6,247 shares of Series D Preferred Stock, which includes: (i) 5,894 shares of Series D Preferred Stock linked to the restricted share units granted by Western as incentive compensation to Mr. Wittig, and subject to certain vesting conditions, including the achievement of certain share price appreciation goals with respect to Western's common stock (such shares of Series D Preferred Stock are currently held in the name of Western and issuable if and when these vesting conditions are satisfied) and (ii) 353 shares of Series D Preferred Stock issued as payment in kind dividends through April 8, 2002.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following sets forth certain information regarding the aggregate cash and other compensation paid to or earned by the Company's Chief Executive Officers and the two other highest paid executive officers of the Company during 2001 ("Named Executive Officers").

                                                        YEAR        SALARY       BONUS          OTHER ANNUAL
                                                        ----        ------       -----          ------------
                                                                                               COMPENSATION(1)
                                                                                               ---------------
  Harold Ginsburg (2)                                   2001       $ 72,692          -             $10,248
      President and CEO, Chairman                       2000         60,000          -               9,852
                                                        1999         60,000          -               9,466
  Richard Ginsburg (3)                                  2001         71,473          -               6,401
    President and CEO, Director                         2000        175,000     90,000   (5)        14,935
                                                        1999        128,890          -              14,149
  Darius G. Nevin (6)                                   2001         99,346          -               9,912
    Vice President and Chief Financial Officer,         2000        143,308     38,750   (5)        14,480
    Director                                            1999        135,000          -              13,492
  Joel A. Cohen (7)                                     2001        163,909     52,973   (4)        14,488
    Vice President, President and CEO of Mutual,        2000        156,212     69,567   (5)        12,979
    Director                                            1999        152,305     92,091   (8)        10,586

(1) Consists of automobile allowances and payments for medical insurance coverage.
(2) Mr. Harold Ginsburg was appointed President and CEO on April 16, 2001. He has been the Chairman of the Board of Directors since the Company's inception.
(3)      Mr. Richard Ginsburg resigned as President and CEO effective April 16,
         2001.
(4)      Earned in 2001, but to be paid by the Company in 2002.
(5)      Earned in 2000, but paid by the Company in 2001.
(6)      Mr. Nevin resigned as Chief Financial Officer effective July 31, 2001.
(7) Mr. Cohen joined the Company in February 1998, with the execution of his employment agreement.
(8)      Earned in 1999, but paid by the Company in 2000.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

No options or SARs were granted to Named Executive Officers during the fiscal year ended December 31, 2001.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such filings the Company has received and written representations from the directors and officers, the Company believes that during the fiscal year ended December 31, 2001, all officers, directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities complied with all applicable Section 16(a) filing requirements, except that an Initial Statement of Beneficial Ownership on a Form 3 for each of Kenneth Wiesenfeld and Rhonda Ginsburg was inadvertently filed late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases its corporate headquarters from Guardian Investments, a Florida partnership owned by Harold and Sheilah Ginsburg, both of whom are directors, officers and principal Shareholders of the Company.

The corporate headquarters occupies a 12,000 square foot building, which houses one of the Company's central monitoring stations, offices and warehouse facilities, located at 3880 North 28 Terrace, Hollywood, Florida 33020. The lease expires on December 31, 2002, but has a renewal option for an additional five years under the same terms and conditions. The annual rent is approximately $125,000, with annual increases not to exceed three percent (3%). Management believes the terms of the lease are no less favorable to the Company than those which could be obtained from an unaffiliated third party.

In April 2001, in connection with the resignation of Richard Ginsburg as President and Chief Executive Officer of the Company in order to assume the position of Chief Executive Officer of Protection One, Westar, the holder at the time of all outstanding shares of all series of the Company's preferred stock, agreed to exchange $8 million principal amount of Series C 7% Redeemable Preferred Stock of the Company for $8 million principal amount of a newly issued Series E 7% Preferred Stock of the Company that is classified as equity on the Company's balance sheet. This transaction has undergone a third party appraisal, and as a result of this appraisal, the Company recorded a gain of approximately $2.6 million during the year ended December 31, 2001 which is reflected in Shareholders' equity (deficit) and is allocated to common Shareholders in the loss per share calculation. In addition, Protection One granted the Company a warrant to purchase 250,000 shares of its common stock based on the average closing price for the twenty days immediately preceding the date of the grant ($1.31 per share). The warrant vests ratably over three years and has a ten year term.

In November 2001, Mutual, a wholly owned subsidiary of the Company, purchased a portfolio of customer accounts (for an aggregate purchase price of approximately $143,000) from Protection One. The Company also sold a portfolio of customer accounts (for an aggregate sales price of approximately $390,000) to Protection One in December 2001. A gain on sale of accounts of approximately $108,000 was recorded and is included in other revenues in the consolidated statement of operations. Western is a majority Shareholder of the common stock of Protection One and is also the primary shareholder of the Company's preferred stock. An independent third party was retained by the Company to review these transactions and fairness opinions were issued with respect to each transaction indicating that the terms were fair.

The Company and Westar are parties to the Stockholders Agreement relating to Westar's ownership of shares of the Company's Series D and Series E Preferred Stock. On December 31, 2001, in connection with the transfer of 10,548 shares of the Company's Series D and 678 shares of Series E Preferred Stock by Westar to Western, the Company executed an agreement allowing Western to grant incentive compensation to certain of its executive officers and directors in the form of restricted share units linked to shares of the Company's Series D and Series E Preferred Stock. The holders of these restricted share units are entitled to receive cash or payment in kind dividends on the Series D Preferred Stock linked to their restricted share units. The restricted share units also provide for the transfer of the Series D and Series E Preferred Stock to the holder upon vesting (subject to the holder agreeing to become a party to the above referred to Stockholders Agreement), which vesting will occur if certain share price appreciation goals are met with respect to Western's common stock. The restricted share units were granted to eleven executive officers of Western, including David C. Wittig, Chairman of the Board, President and Chief Executive Officer of Western, and Douglas T. Lake, Executive Vice President of Western and also a director of the Company. In the aggregate, the shares of Series D Preferred Stock underlying all of the restricted share units issued by Western to its executive officers are convertible into approximately 28% of the Company's Class A Common Stock on a fully diluted basis. The Series D Preferred Stock underlying the restricted share units granted to Mr. Wittig and Mr. Lake are convertible into approximately 15% and 9%, respectively, of the Company's Class A Common Stock on a fully diluted basis.

                                  ANNUAL REPORT

The Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2001 is being mailed to Shareholders with this Proxy Statement. Exhibits contained or incorporated therein or additional copies of such report are available upon written request to the Company's offices at 3880 North 28th Terrace, Hollywood, Florida, 33020-1118, Attention: Secretary.

           DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Pursuant to SEC regulations, Shareholder proposals intended to be considered for inclusion in the Proxy Statement for presentation at the Company's 2003 Annual Meeting must be received at the Company's offices at 3880 North 28th Terrace, Hollywood, Florida, 33020-1118, Attention: Secretary, no later than December 31, 2002, for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting. All proposals must comply with applicable SEC rules and regulations.

If the date of the Company's 2003 Annual Meeting is changed by more than 30 days from the date of the 2002 Annual Meeting, then the Company will disclose this change under Item 5 in its earliest possible quarterly report on Form 10-QSB.

                                  OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the enclosed proxy will have the discretionary authority to vote the shares they represent in accordance with their best judgment in the interest of the Company.

We will make available a list of Shareholders of the Company on May 27, 2002, for inspection during normal business hours from May 27 through June 7, 2002, at the Company's corporate headquarters located at 3880 North 28 Terrace, Hollywood, Florida, 33020. The list will also be available for inspection during the Annual Meeting.

THE COMPANY UNDERTAKES TO PROVIDE ITS SHAREHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, GUARDIAN INTERNATIONAL, INC., 3880 NORTH 28TH TERRACE, HOLLYWOOD, FLORIDA 33020-1118.

                          GUARDIAN INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 21, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned Shareholder of Guardian International, Inc. (the "Company") hereby constitutes and appoints Harold Ginsburg and Darius G. Nevin, and each of them, the Shareholder's true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the University of Miami School of Business, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida, 33146, on Friday, June 21, 2002, at 1:00 p.m., local time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Shareholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
        WILL BE VOTED FOR THE NOMINEES LISTED BELOW AND FOR THE APPROVAL
                                 OF PROPOSAL 2.

            (Continued and to be signed and dated on the other side)
--------------------------------------------------------------------------------
Please mark  your votes as this example      [X]

The Directors recommend a vote FOR the Nominees listed in Proposal 1 and FOR Proposal 2.

1.       Proposal to elect the following persons as Directors of the Company:

                  Harold Ginsburg                    Richard Ginsburg
                  Sheilah Ginsburg                   Darius G. Nevin
                  William Remington                  Douglas T. Lake
                  Joel A. Cohen                      David Heidecorn

         FOR all nominees listed                    WITHHOLD AUTHORITY to
         (except as marked to the                   vote for all nominees listed
         contrary; see Instruction below)

                  [  ]                                       [  ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NAME OF THE NOMINEE ABOVE.


2. Proposal to ratify the appointment of McKean, Paul, Chrycy, Fletcher & Co. as independent accountants of the Company for the year ending December 31, 2002.

         FOR               AGAINST          ABSTAIN
         [  ]              [  ]               [  ]

                           The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.


                           Dated                                      , 2002
                                --------------------------------------

                           Signature(s)
                                      --------------------------------------

                           Signature If Shares Held Jointly

                                      --------------------------------------

                           NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.